UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

FIBERNET TELECOM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 405-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On January 30, 2004, we completed the acquisition of the operating assets of gateway.realty.new jersey.llc, also known as Gateway Colocation, as previously disclosed in Current Reports on Form 8-K, dated January 30, 2004 and March 22, 2006. The purchase agreement, as amended, included an “earn-out” payment based upon the achievement of certain financial objectives with respect to the revenues generated by the facility. More specifically, the “earn-out” payment was to be based on the gross revenues, on an annualized basis, for a particular month designated by Gateway Colocation during the forty-eight month period immediately subsequent to closing. On January 31, 2008, we received written notice from Gateway Colocation pursuant to the terms of the “earn out” provision and, in accordance with such provisions, issued to Gateway Colocation 204,847 shares of our common stock on February 5, 2008. The shares of common stock were issued in reliance on the exemption from the federal securities registration requirement provided by section 4(2) of the Securities Act of 1933, as amended, and any applicable rules promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Charles Wiesenhart Jr.
Name:	Charles Wiesenhart Jr.
Title:	Chief Financial Officer and Vice President-Finance

Date:	February 6, 2008